As filed with the Securities and Exchange Commission on May 17, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NYSE Euronext

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-5110848
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

11 Wall Street

New York, New York 10005

(212) 656-3000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

John K. Halvey, Esq.

Group Executive Vice President, General Counsel and Secretary

NYSE Euronext

11 Wall Street

New York, New York 10005

(212) 656-3000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Joseph A. Hall Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000	Robert W. Mullen, Jr. Milbank, Tweed, Hadley & McCloy LLP One Chase Manhattan Plaza New York, New York 10005 (212) 530-5000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one).

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Offering Price(1)	Amount of Registration Fee(1)
Debt Securities		$	$	$
Preferred Stock, par value $0.01 per share
Common Stock, par value $0.01 per share

(1)	An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may be offered from time to time at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

Debt Securities

Preferred Stock

Common Stock

NYSE Euronext from time to time may offer to sell debt securities, preferred stock and common stock. The debt securities and preferred stock may be convertible into or exercisable or exchangeable for shares of our common or preferred stock. We may offer and sell these securities from time to time in amounts, at prices and on terms that will be determined at the time of the applicable offering.

Each time securities are offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the terms of the offering and the offered securities. A prospectus supplement may also update, modify or supersede information contained in this prospectus. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement describing the method and terms of the applicable offering.

We may offer and sell the securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.

Our common stock is listed on the New York Stock Exchange and trades under the symbol “NYX.”

You should carefully read this prospectus and the applicable prospectus supplement, together with the documents incorporated by reference, before you make your investment decision.

Investing in these securities involves certain risks. See the information included and incorporated by reference in this prospectus and the accompanying prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these securities, including the information under “Risk Factors” in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated May 17, 2011.

We have not authorized anyone to provide any information other than that contained in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference herein as described under “Where You Can Find More Information,” or any free writing prospectus that we prepare and distribute. We have not authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus or any accompanying prospectus supplement or any such free writing prospectus. This prospectus, the accompanying prospectus supplement and any such free writing prospectus may be used only for the purposes for which they have been published. You should not assume that the information contained in or incorporated by reference into this prospectus is accurate as of any date other than the date on the cover page of this prospectus. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

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ABOUT THIS PROSPECTUS

When we refer to “we,” “our” or “us” in this prospectus we mean NYSE Euronext and its consolidated subsidiaries, except as otherwise noted.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings. Each time we sell securities, we will provide a prospectus supplement along with this prospectus that will contain specific information about the terms of the offering. The accompanying prospectus supplement may also update, modify or supersede information contained in this prospectus. If information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C., 20549 on official business days during the hours of 10:00 am to 3:00 pm. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. These SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov. Copies of documents that we file with the SEC are also available at the offices of NYSE Euronext, 20 Broad Street, New York, New York 10005.

As required by the Securities Act of 1933, as amended (the “Securities Act”), we have filed a registration statement on Form S-3 relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” into this prospectus the information we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information incorporated by reference is considered part of this prospectus, and any information we file with the SEC after the date of this prospectus will automatically update, modify and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. We incorporate by reference into this prospectus the following documents and information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Our Annual Report on Form 10-K for the year ended December 31, 2010;

•	Our Quarterly Report on Form 10-Q for the period ended March 31, 2011;

•	Our Definitive Proxy Statement on Schedule 14A filed on March 17, 2011;

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Our Current Reports on Form 8-K, filed on January 14, 2011, February 10, 2011, February 15, 2011, February 16, 2011, March 18, 2011, April 1, 2011, April 11, 2011, April 19, 2011, April 21, 2011, May 2, 2011, May 6, 2011, May 16, 2011 and May 17, 2011;

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The description of our common stock contained in our Registration Statement on Form 8-A, filed April 3, 2007 (File No. 001-33392), filed with the SEC under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

•	Any documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering.

To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this prospectus. Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be updated, modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus updates, modifies or supersedes that statement. Any statement so updated, modified or superseded will not be deemed, except as so updated, modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person to whom this prospectus is delivered, upon his or her written or oral request, a copy of any of the above documents, including exhibits specifically incorporated by reference in those documents. You may make your request to our Investor Relations Department at NYSE Euronext, 11 Wall Street, New York, NY 10005, (212) 656-2183 or InvestorRelations@nyx.com.

FORWARD-LOOKING STATEMENTS

We have included or incorporated by reference in this prospectus statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our belief regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements.

Information regarding important factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is set forth in Item 1A under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and in Item 1A under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the period ended March 31, 2011, which are incorporated by reference into this prospectus (and in any of our annual or quarterly reports for a subsequent fiscal year or fiscal quarter that are so incorporated). See “Where You Can Find More Information” above for information about how to obtain a copy of these documents.

NYSE EURONEXT

NYSE Euronext is a leading global operator of financial markets and provider of innovative trading strategies. We offer a broad and growing array of products and services in cash equities, futures, options, swaps, exchange-traded products, bonds, carbon trading, clearing operations, market data and commercial technology solutions, all designed to meet the evolving needs of issuers, investors, financial institutions and market participants.

NYSE Euronext, a Delaware corporation, was organized on May 22, 2006 in anticipation of the combination of the businesses of NYSE Group, Inc., a Delaware corporation, and Euronext N.V., a company organized under the laws of the Netherlands. The combination was consummated on April 4, 2007. NYSE Group, Inc. was formed in connection with the March 7, 2006 merger between New York Stock Exchange, Inc., a New York Type A not-for-profit corporation, and Archipelago Holdings, Inc., a Delaware corporation. Euronext N.V. was the first cross-border exchange group, created with the 2000 merger of the Paris, Amsterdam and Brussels stock exchanges.

Our principal executive office is located at 11 Wall Street, New York, New York 10005 and our telephone number is (212) 656-3000. Our European headquarters are located at 39 rue Cambon, 75039 Paris, France, and our telephone number is +33 1 49 27 10 00. Our website is www.nyx.com. We are not incorporating the information on our website into this prospectus or the registration statement of which it forms a part.

Combination with Deutsche Börse AG

NYSE Euronext and Deutsche Börse AG have entered into an agreement providing for a combination of their businesses under a new Dutch holding company. The effect of the combination will be that Deutsche Börse AG and NYSE Euronext will become subsidiaries of the holding company. Deutsche Börse AG will become a subsidiary of the holding company through an exchange offer of the holding company’s shares for Deutsche Börse AG shares, and NYSE Euronext will become a subsidiary of the holding company through a merger with and into NYSE Euronext of a wholly owned Delaware subsidiary of the holding company. For more information about the proposed business combination please see our Current Reports on Form 8-K filed on February 15, 2011, February 16, 2011, April 11, 2011, April 21, 2011, May 6, 2011 and May 16, 2011, which are incorporated by reference into this prospectus.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement or other offering material, we will use the proceeds from the sale of the securities to provide funds for general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated. “Fixed charges” consist of interest expense and the interest factor in capital and operating leases. The ratio of earnings to fixed charges is calculated as income from continuing operations before income tax benefit (provision) and noncontrolling interest (excluding income from associates), plus fixed charges, with the sum divided by fixed charges.

Three Months Ended	Year Ended December 31,
March 31, 2011	2010	2009	2008	2007	2006
8.13	7.23	2.66	N/A(1)	7.84	110.67

(1)	Due to the loss in 2008, earnings were insufficient to cover fixed charges by $646 million.

Because we had no preferred stock outstanding during any of the periods presented, the ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred dividends are the same.

SUMMARY DESCRIPTION OF THE SECURITIES WE MAY ISSUE

We may use this prospectus to offer from time to time:

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Senior and subordinated debt securities. These debt securities may be convertible or exchangeable into our common stock, preferred stock or other securities. They will be unsecured and, in the case of senior debt, will rank equally with any of our other unsubordinated and unsecured debt and, in the case of subordinated debt, will rank junior in right of payment and priority to any senior debt.

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Preferred stock, par value $0.01 per share. The preferred stock may be convertible into or exchangeable for other series of preferred stock or our common stock. We may offer different series of preferred stock with different dividend, liquidation, redemption and voting rights.

•	Common stock, par value $0.01 per share.

We may issue securities denominated in U.S. dollars or any other currency, including the Euro.

A prospectus supplement will describe the specific types, amounts, prices and detailed terms of any of these securities.

DESCRIPTION OF DEBT SECURITIES

Senior and Subordinated Debt Securities

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities.

As required by U.S. federal law for all bonds and notes of companies that are publicly offered, our debt securities will be governed by a document called an indenture. Senior debt securities will be issued under the senior indenture and subordinated debt securities will be issued under the subordinated indenture, in each case with the specific terms and conditions set forth in a supplemental indenture. Each indenture is a contract between us and Wilmington Trust Company, as the initial trustee. The trustee has two main roles:

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First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described later under “—Default and Related Matters— Remedies if an Event of Default Occurs.”

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Second, the trustee performs administrative duties for us, such as sending you interest payments, transferring your securities to new buyers and sending you notices. We and the trustee have appointed Citibank, N.A., as agent, to perform many of these administrative services.

This prospectus sometimes refers to the senior indenture and the subordinated indenture collectively as the indentures. The indentures and their associated documents, including the debt securities themselves and any supplemental indenture relating to a particular series of debt securities, contain the full text of the matters summarized in this section and your prospectus supplement. The senior indenture and form of subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part, and any supplemental indentures relating thereto, including the forms of debt securities, will be filed as exhibits to future SEC filings from time to time. See “Where You Can Find More Information” above for information on how to obtain copies. Section references in the description that follows relate to the indentures.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of NYSE Euronext and will not be guaranteed by any of our subsidiaries. The senior debt securities will rank equally with any of our other unsubordinated and unsecured debt. The subordinated debt securities will be subordinate and rank junior in right of payment and priority to any senior debt, as defined, and described more fully, under “—Subordination,” to the extent and in the manner set forth in the subordinated indenture.

The indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture and will be equal in ranking.

This Section Is Only a Summary

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the indentures (and any amendments or supplements validly entered into by us from time to time) and the debt securities, including the definitions therein of certain terms. We will include in a supplement to this prospectus the specific terms of each series of debt securities being offered, including the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock or other securities. The indentures (together with any related amendments or supplements thereto) and the debt securities, and not any summary of the terms thereof, will govern the rights of holders of the debt securities.

Terms Contained in Prospectus Supplement

A prospectus supplement will contain the terms relating to the specific series of debt securities being offered. The prospectus supplement will include some or all of the following:

•	the title of the debt securities and whether they are senior debt securities or subordinated debt securities;

•	any limit on the aggregate principal amount of debt securities of such series;

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the person to whom any interest on a debt security of the series shall be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest;

•	the date or dates on which the principal of any debt securities is payable;

•	the rate or rates at which any debt securities of the series shall bear interest, if any, and the date or dates from which any such interest shall accrue;

•	the dates on which any interest will be payable and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•	the place or places where the principal of and any premium and interest on any debt securities of the series shall be payable and the manner in which any payment may be made;

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the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option and, if other than by a board resolution, the manner in which our election to redeem the debt securities shall be evidenced;

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our obligation, if any, to redeem or purchase any debt securities of the series pursuant to any sinking fund or analogous provision and the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the denominations of the debt securities if other than denominations of $1,000 and any integral multiple thereof;

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any provisions regarding the manner in which the amount of principal of or any premium or interest on any debt securities of the series may be determined with reference to a financial or economic measure or pursuant to a formula, if applicable;

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if other than the currency of the U.S., the currency, currencies or currency units in which the principal of or any premium or interest on any debt securities of the series shall be payable and the manner of determining the equivalent thereof in the currency of the U.S. for any purpose;

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if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than that or those in which such debt securities are stated to be payable, the currency, currencies, or currency units in which the principal of or any premium or interest on such debt securities shall be payable, the periods within which and the terms and conditions upon which such payments are to be made, and the amount so payable (or the manner in which such amount shall be determined);

•	if other than the entire principal amount, the portion of the principal amount of any debt securities of the series which shall be payable upon declaration of acceleration of the maturity;

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if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any day prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

•	that the debt securities of the series shall be subject to full defeasance or covenant defeasance, as described further below, if applicable;

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that any debt securities shall be issuable in whole or in part in the form of one or more global securities and, in such case, the depositaries for such global securities and the form of any legend or legends which shall be borne by such global security, if applicable;

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any addition to, elimination of or other change in the events of default which applies to any debt securities of the series and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount due and payable;

•	any addition to, elimination of or other change in the covenants which apply to any debt securities of the series;

•	the terms and conditions, if any, pursuant to which the debt securities of the series are convertible for common stock or other securities; and

•	any other terms of the debt securities not inconsistent with the indenture.

Unless otherwise specified in a prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present their securities for exchange and may present registered debt securities for transfer in the manner described in the applicable prospectus supplement. Debt securities may bear interest at a fixed rate or a variable rate, as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the prospectus supplement any material special federal income tax considerations applicable to any such discounted debt securities.

Overview of Remainder of This Section

The remainder of this section principally summarizes:

•	Additional mechanics relevant to the debt securities under normal circumstances, such as how you transfer ownership and where we make payments;

•	Your rights under several special situations, such as if we merge with another company, or if we want to change a term of the debt securities;

•	Your rights if we default or experience other financial difficulties; and

•	The subordination of the debt securities relative to senior indebtedness issued by us.

Additional Mechanics

Form

The debt securities will be initially issued as a registered global security as described below under “What Is a Global Security?” unless otherwise specified in the applicable prospectus supplement. If any debt securities cease to be issued in registered global form, they will be issued in fully registered form, without coupons, although we may issue the securities in bearer form if so specified in the applicable prospectus supplement. (Section 302) Debt securities will be issued in denominations that are even multiples of $1,000, unless otherwise specified in the applicable prospectus supplement. (Section 302)

Exchange and Transfer

You may have fully registered securities broken into more securities of smaller denominations (but not into denominations smaller than any minimum denomination applicable to the securities) or combined into fewer securities of larger denominations, as long as the total principal amount is not changed. This is called an “exchange.” (Section 305)

If you are holding bearer securities and if permitted by the terms of your series of debt securities, you may exchange bearer debt securities for an equal amount of registered debt securities of the same series and date of maturity. No bearer debt securities will be exchanged for registered securities if in doing so we would suffer adverse consequences under any U.S. law applicable to the exchange. Registered debt securities may not be exchanged for bearer debt securities.

You may exchange or transfer your fully registered securities at the office of the registrar. The registrar acts as our agent for registering securities in the names of holders and for transferring and exchanging securities, as well as maintaining the list of registered holders. The paying agent acts as the agent for paying interest, principal and any other amounts on securities. We and the trustee have appointed Citibank, N.A. to perform the roles of registrar and paying agent, and to perform other administrative functions. We may change these appointments to another entity or perform them ourselves.

We may designate additional or alternative registrars or paying agents, acceptable to the trustee, and they would be named in the prospectus supplement. We may cancel the designation of any particular registrar or paying agent. We may also approve a change in the office through which any registrar or paying agent acts. We must maintain a paying agent office at the place of payment for each series of debt securities. (Sections 305 and 1002)

There is no charge for exchanges and transfers. You will not be required to pay a service charge to transfer or exchange securities, but you may be required to pay for any tax or other governmental charge that may be imposed in connection with the exchange or transfer. (Section 305)

At certain times, you may not be able to transfer or exchange your securities. If we redeem any series of securities, or any part of any series, then we may prevent you from transferring or exchanging these securities for certain periods. We may do this during the period beginning 15 days before the day we mail the notice of redemption and ending at the close of business on the day of that mailing, in order to freeze the list of holders so we can prepare the mailing. We may also refuse to register transfers or exchanges of securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any security being partially redeemed. (Section 305)

Replacing Your Lost or Destroyed Certificates

If you bring a mutilated certificate to the registrar, we will issue a new certificate to you in exchange for the mutilated one, or we may elect to pay the security if such mutilated security has become or is about to become due and payable. (Section 306)

If you claim that a certificate has been lost, completely destroyed, or wrongfully taken from you, then the trustee will give you a replacement certificate if you meet our and the trustee’s requirements, including satisfactory evidence of loss, destruction or theft. Also, we and the trustee may require you to provide reasonable security or indemnity to protect us and the trustee from any loss we may incur from replacing your certificates or coupons.

In either case, we may also charge you for our expenses in replacing your security and for any tax or other governmental charge that may be incurred. (Section 306)

Payment and Paying Agents

We will pay interest to you if you are a direct holder listed in the registrar’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular day is called the “regular record date” and is stated in the prospectus supplement. (Section 307) Holders buying and selling securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the record date. The most common manner is to adjust the sales price of the securities to prorate interest fairly between buyer and seller. This prorated interest amount is called “accrued interest.”

We will pay interest, principal and any other money due on the debt securities of a series at the place of payment specified in the prospectus supplement for that series. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks. If we have designated additional paying agents, they will be named in the prospectus supplement. We may cancel the designation of any particular paying agent or approve a change in the office through which any paying agent acts, but we must have a paying agent in each place of payment for the securities. (Section 1002)

All money we forward to the trustee or a paying agent that remains unclaimed will, at our request, be repaid to us at the end of two years after the amount was due to the direct holder. After that two-year period, you may look only to us as an unsecured general creditor for payment and not to the trustee, any other paying agent or anyone else. (Section 1003)

We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described below in the section entitled “What Is a Global Security?” (Section 1002)

“Street name” and other indirect holders should consult their banks or brokers for information on how they will receive payments.

Payment of Bearer Securities

We will only pay interest on bearer debt securities when you present and surrender the coupons for the interest installments evidenced by the bearer securities as they mature. You have to present your coupons at a paying agency of NYSE Euronext located outside of the United States. We will maintain a non-U.S. paying agent for two years after the principal of a series of bearer debt securities has become due. We will continue to maintain the paying agent after that period, if it is necessary to comply with U.S. tax law or regulations. We will provide the paying agent with the necessary funds for payment upon reasonable notice. We generally will not make any payments in the United States. However, if payment outside of the United States is illegal or precluded by exchange controls or similar restrictions in a foreign country, we may instruct the trustee to make payments at a paying agent located in the United States.

You can prove your ownership of a bearer security by presenting the actual security, or a certificate or affidavit executed by the person holding the bearer security or executed by a depositary with whom the bearer securities were deposited, if the trustee is satisfied with the certificate or affidavit.

Notices

We and the trustee will send notices regarding the securities only to direct holders, using their addresses as listed in the register kept at the office of the registrar. (Section 106)

Special Situations

Mergers and Similar Transactions

We are generally permitted to consolidate or amalgamate with or merge into another company. We are also permitted to convey, transfer or lease all or substantially all of our assets to another company. However, we may not take any of these actions unless the company certifies to the trustee that both of the following conditions are met:

•	the successor company (if any) is organized under the laws of any U.S. jurisdiction and it expressly assumes our obligations on the securities; and

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immediately after giving effect to the transaction, no event of default (and no event which, after notice or lapse of time or both, would become an event of default) shall have happened and be continuing. (Section 801)

Modification and Waiver of Your Contractual Rights

Under certain circumstances, we can make changes to the indentures and the securities. Some types of changes require the approval of each security holder affected, some require approval by a vote of a majority in principal amount of the securities then outstanding of the particular series affected, and some changes do not require any approval at all. (Sections 901 and 902)

Changes Requiring Your Approval. First, there are changes that cannot be made to your securities without your specific approval. These include changes that:

•	reduce the percentage of holders of securities who must consent to a waiver or amendment of the indenture;

•	reduce the rate of interest on any security or change the time for payment of interest;

•	reduce the principal or premium due on any security or change the stated maturity date of any security;

•	change the place or currency of payment on a security;

•	change the right of holders to waive an existing default by majority vote;

•	modify the provisions of the indenture with respect to the subordination of the debt securities in a manner adverse to you;

•	impair your right to sue for payment; or

•	make any change to this list of changes that requires your specific approval. (Section 902)

Changes Requiring a Majority Vote. The second type of change to the indentures and the securities requires a vote in favor by security holders owning a majority of the principal amount of the securities then outstanding of the particular series affected. Most changes fall into this category, except for clarifying changes and certain other specified changes that would not adversely affect holders of the securities in any material respect for which no approval by security holders is required. A majority vote is required to waive any past default, except a failure to pay principal or interest and default in the certain covenants and provisions of the indenture that cannot be amended without the consent of the holder of each security. (Section 513)

Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a security:

•

For original issue discount securities, we will use the principal amount that would be due and payable on the date in question if the maturity of the securities were accelerated to that date because of a default.

•	For securities the principal amount of which is not determinable, an amount determined in the manner prescribed for such security.

•	For securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent determined on the date of original issuance of these securities.

Securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. (Section 101)

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding securities of that series on the record date and must be taken within 180 days following the record date, unless we specify a different expiration date when we set the record date. (Section 104)

“Street name” and other indirect holders, including holders of any securities issued as a global security, should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indentures or the securities or request a waiver.

Subordination

The securities may be subordinated debt securities and, as a result, the payment of principal, any premium and interest on such debt securities will be subordinated in right of payment to the prior payment in full of all our senior debt. This means that in certain circumstances where we may not be making payments on all of our debt obligations as they come due, the holders of all our senior debt will be entitled to receive payment in full of all amounts that are due or will become due on the senior debt before the direct holders of subordinated debt securities will be entitled to receive any amounts on such securities. These circumstances include:

•	Any liquidation, dissolution or winding up of our company.

•	An assignment or marshalling of our assets and liabilities for the benefit of our creditors.

•	We file for bankruptcy or certain other events in bankruptcy, insolvency or similar proceedings occur.

•

The maturity of the securities is accelerated. For example, the entire principal amount of a series of securities may be declared to be due and immediately payable or may be automatically accelerated due to an event of default. (Sections 1402 and 1403 of the subordinated indenture)

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing senior debt of NYSE Euronext.

In addition, we are not permitted to make payments of principal, any premium or interest on the subordinated debt securities if we default in our obligation to make payments on senior debt and do not cure such default, or if an event of default that permits the holders of senior debt to accelerate the maturity of the senior debt occurs. (Section 1404 of the subordinated indenture)

These subordination provisions mean that if we are insolvent, a holder of our senior debt may ultimately receive out of our assets more than a holder of the same amount of our subordinated debt and a creditor of ours that is owed a specific amount but who owns neither our senior debt nor the securities may ultimately receive less than a holder of the same amount of senior debt or securities.

The subordinated indenture defines “senior debt” as all indebtedness and obligations of, or guaranteed or assumed by, NYSE Euronext for borrowed money, evidenced by bonds, debentures, notes or other similar instruments, or representing obligations to policyholders of insurance or investment contracts, whether existing now or in the future, and all amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations of that kind. Senior debt excludes the subordinated debt securities and any other indebtedness or obligations specifically designated as being subordinate, or not superior, in right of payment to the subordinated debt securities. (Section 101 of the subordinated indenture)

Restrictive and Maintenance Covenants

We will describe any material restrictive and maintenance covenants, including restrictions on any subsidiary, for any series of debt securities in the prospectus supplement and/or other offering material for each offering of such debt securities.

Discharge and Defeasance of Our Obligations

The following discussion of full defeasance and covenant defeasance will be applicable to your series of debt securities only if we choose to have them apply to that series. If we do so choose, we will state that in the prospectus supplement. (Section 1301)

Full Defeasance

If there is a change in federal tax law, as described below, we can legally release ourselves from any payment or other obligations on the securities, called “full defeasance,” if we put in place the following alternative arrangements for you to be repaid:

•

We must deposit in trust for your benefit and the benefit of all other direct holders of the securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the securities on their various due dates.

•

There must be a change in current federal tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the securities any differently than if we did not make the deposit and just repaid the securities ourselves.

•	We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above. (Sections 1302 and 1304)

If we accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the securities. You could not look to us for repayment in the event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent. In the case of subordinated securities, you would also be released from the subordination provisions on the securities.

However, we cannot discharge ourselves from the obligations under any convertible or exchangeable securities, unless we provide for it in the terms of these securities and the prospectus supplement.

We will indemnify the trustee against any tax, fee or other charge imposed on the U.S. government obligations we deposited with the trustee or against the principal and interest received on these obligations. (Section 1305)

Covenant Defeasance

Under current federal tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the securities. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the securities and, in the case of subordinated securities, you would be released from the subordination provisions on the securities. In order to achieve covenant defeasance, we must do the following:

•

We must deposit in trust for your benefit and the benefit of all other direct holders of the securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the securities on their various due dates.

•

We must deliver to the trustee a legal opinion of our counsel confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on the securities any differently than if we did not make the deposit and just repaid the securities ourselves.

If we accomplish covenant defeasance, the following provisions of the indenture and the securities would no longer apply:

•	Any covenants applicable to the series of securities and described in the prospectus supplement.

•	The events of default relating to breach of covenants and acceleration of the maturity of other debt.

•	The subordination provisions on the securities, as applicable.

If we accomplish covenant defeasance, you can still look to us for repayment of the securities if a shortfall in the trust deposit occurs. In fact, if one of the remaining events of default occurred (such as our bankruptcy) and the securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall. (Sections 1303 and 1304)

Redemption

We May Choose to Redeem Your Securities

We may be able to redeem your securities before their normal maturity. If we have this right with respect to your specific securities, the right will be described in the prospectus supplement. It will also specify when we can exercise this right and how much we will have to pay in order to redeem your securities.

If we choose to redeem your securities, we will mail written notice to you not less than 30 days nor more than 60 days prior to redemption. Also, you may be prevented from exchanging or transferring your securities when they are subject to redemption, as described under “—Additional Mechanics—Exchange and Transfer” above. (Section 1104)

Liens on Assets

A particular series of debt securities may contain provisions that restrict us from pledging or otherwise encumbering any of our assets and those of our subsidiaries. If applicable, these restrictions will be described in the prospectus supplement.

Default and Related Matters

Ranking Compared to Other Creditors

The securities are not secured by any of our property or assets. Accordingly, your ownership of securities means you are one of our unsecured creditors. The senior debt securities will not be subordinated to any of our other debt obligations and therefore rank equally with all our other unsecured and unsubordinated indebtedness. The subordinated debt securities will be subordinate and junior in right of payment to any of our senior debt. The trustee has a right to receive payment for its administrative services prior to any payment to security holders after a default. (Section 506)

Events of Default

You will have special rights if an event of default occurs and is not cured, as described later in this subsection.

The term “event of default” with respect to any series of securities means any of the following:

•	We fail to make any interest payment on a security when it is due, and we do not cure this default within 30 days.

•	We fail to make any payment of principal or premium when it is due at the maturity of any security.

•

We do not deposit a sinking fund payment with regard to any debt security of that series on the due date, but only if the payment is required under provisions described in the applicable prospectus supplement.

•

We fail to comply with any of our other covenants or warranties regarding a particular series of securities or with a supplemental indenture, and after we have been notified of the default by the trustee or holders of 25% in principal amount of the debt securities of the affected series, we do not cure the default within 60 days.

•

We default on any indebtedness having an aggregate amount of at least $50,000,000, this default is either of payment of principal or results in acceleration of the indebtedness, and after we have been notified of the default by the trustee or holders of 25% in principal amount of the debt securities of the affected series we do not cure the default within 10 days.

•	We file for bankruptcy, or other events in bankruptcy, insolvency or reorganization occur.

•	Any other event of default described in the prospectus supplement occurs, subject to any applicable cure period. (Section 501)

Remedies if an Event of Default Occurs

You and the trustee will have the following remedies if an event of default occurs:

Acceleration. If an event of default has occurred and has not been cured or waived, then the trustee or the holders of 25% in principal amount of the securities of the affected series may declare the entire principal amount of and any accrued interest on all the securities of that series to be due and immediately payable. If the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to us, the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder. An acceleration of maturity may be cancelled by the holders of at least a majority in principal amount of the securities of the affected series, if all events of default have been cured or waived. (Section 502)

Other Remedies of Trustee. If an event of default occurs, the trustee is authorized to pursue any available remedy to collect defaulted principal and interest and to enforce other provisions of the securities and the indentures, including bringing a lawsuit. (Section 503)

Majority Holders May Direct the Trustee to Take Actions to Protect Their Interests. Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indentures at the request of any holders of debt securities unless the holders offer the trustee reasonable protection from expenses and liability. This is called an “indemnity.” If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of the relevant series of debt securities may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the indentures. (Sections 512 and 603)

Individual Actions You May Take if the Trustee Fails to Act. Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the securities, the following must occur:

•	You must give the trustee written notice that an event of default has occurred and remains uncured.

•

The holders of 25% in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default, and must offer indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action.

•	The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity. (Section 507)

However, you are entitled at any time to bring an individual lawsuit for the payment of the money due on your security on or after its due date. (Section 508)

Waiver of Default

The holders of a majority in principal amount of debt securities then outstanding of any series may waive a past default for all such series of debt securities. If this happens, the default will be treated as if it had not occurred. No one can waive a payment default on your debt security or a default in respect of a covenant or provision which cannot be modified or amended without consent of each holder of the securities of the series affected, however, without your individual approval. (Section 513)

We Will Give the Trustee Information About Defaults Annually

Every year we will give to the trustee a written statement of one of our officers certifying that to the best of his or her knowledge we are in compliance with the indenture and the debt securities, or else specifying any default. (Section 1004)

“Street name” and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to make or cancel a declaration of acceleration.

Original Issue Discount Securities

The debt securities may be issued as original issue discount securities, which will be offered and sold at a discount from their principal amount. Only a discounted amount will be due and payable when the trustee declares the acceleration of the maturity of these debt securities after an event of default has occurred and continues, as described under “—Default and Related Matters—Remedies if an Event of Default Occurs” above.

Conversion of Convertible Debt Securities

Your debt securities may be convertible into our preferred stock, common stock or other securities if the prospectus supplement so provides. If your debt securities are convertible or exchangeable, the prospectus supplement will include provisions as to whether conversion or exchange is mandatory, at your option or at our option. The prospectus supplement would also include provisions regarding the adjustment of the number of shares of common stock or other securities you will receive upon conversion or exchange. In addition, the prospectus supplement will contain the conversion price or exchange price and mechanisms for adjusting this price.

Governing Law

The indentures and debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

We maintain banking relationships in the ordinary course of business with the trustee. Upon the occurrence of an event of default or an event which, after notice or lapse of time or both, would become an event of default under the subordinated indenture, or upon the occurrence of a default under the senior indenture, the trustee may be deemed to have a conflicting interest for purposes of the Trust Indenture Act and, accordingly, may be required to resign as trustee under the subordinated indenture. In that event, we would be required to appoint a successor trustee.

Legal Ownership of Debt Securities

Unless the prospectus supplement specifies otherwise, we will issue debt securities initially in the form of a global security. However, we may elect to issue debt securities in fully registered or bearer form or both. We refer to those who have debt securities registered in their own names on the books that we or our agent maintain for this purpose, or who hold bearer certificates representing bearer debt securities, as the “holders” of those debt securities. These persons are the legal holders of the debt securities. We refer to those who, indirectly through others, own beneficial interests in debt securities that are not registered in their own names as “indirect holders” of those debt securities. As we discuss below, indirect holders are not legal holders, and investors in debt securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

If we issue debt securities in global—i.e., book-entry—form, the debt securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities on behalf of themselves or their customers.

For registered debt securities, only the person in whose name a debt security is registered is recognized under the indenture as the holder of that debt security. Debt securities issued in global form will be issued in the form of a global security registered in the name of the depositary or its participants. Consequently, for debt securities issued in global form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.

As a result, investors in a book-entry security will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are issued in global form, investors will be indirect holders, and not holders, of the debt securities.

Street Name Holders

In the future we may terminate a global security under the circumstances specified under “What Is a Global Security?—Special Situations When a Global Security Will Be Terminated” or issue debt securities initially in non-global form. In these cases, investors may choose to hold their debt securities in their own names or in “street name.” Debt securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those debt securities through an account he or she maintains at that institution.

For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities and we will make all payments on those debt securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, not holders, of those debt securities.

Legal Holders

Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose—e.g., to amend the applicable indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the applicable indenture—we would seek approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.

When we refer to you, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.

Special Considerations for Holders of Bearer Debt Securities

If we issue debt securities in bearer form, they may be issued only outside of the United States to non-U.S. persons. In addition, we may offer bearer securities to offices of some U.S. financial institutions that have offices located outside the United States. We will describe any special restrictions on the offer, sale and delivery of bearer debt securities and any special federal income tax considerations applicable to bearer debt securities in the prospectus supplement.

Special Considerations for Indirect Holders

If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What Is a Global Security?

A global security is a security that represents one or more debt securities and is held by a depositary. Generally, all debt securities represented by the same global securities will have the same terms.

Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution that we select or its nominees. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular debt security indicates that the debt security will be issued in global form only, then the debt security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “—Special Situations When a Global Security Will Be Terminated.” If termination occurs, we may issue the debt securities through another book-entry clearing system or decide that the debt securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of debt securities and instead deal only with the depositary that holds the global security.

If debt securities are issued only in the form of a global security, an investor should be aware of the following:

•

An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the debt securities, except in the special situations we describe below;

•

An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “—Legal Ownership of Debt Securities” above;

•	An investor may not be able to sell interests in the debt securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•

The depositary may (and we understand that DTC will) require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•

Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above under “—Legal Ownership of Debt Securities.”

The global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer permitted under applicable law to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify the trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to debt securities represented by that global security and has not been cured or waived. We discuss defaults above under “—Default and Related Matters.”

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary—and not we or the trustee—is responsible for deciding the names of the institutions that will be the initial direct holders. (Section 305)

DESCRIPTION OF PREFERRED STOCK

The following briefly summarizes the material terms of our preferred stock other than pricing and related terms disclosed in the accompanying prospectus supplement. You should read the particular terms of any series of preferred stock we offer, which will be described in more detail in the prospectus supplement relating to that series. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered. In addition, for each series of preferred stock, we will file a certificate of designations containing the specific terms of the series as an exhibit to the registration statement or we will incorporate it by reference before we issue any preferred stock.

General

We are authorized to issue up to 400,000,000 shares of preferred stock, par value $0.01 per share. Under our certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series. To establish a series of preferred stock our board must set the following terms:

•	the number of shares to be included in the series;

•	the designation, powers, preferences and relative, participating optional or other rights of the shares of the series;

•

the qualifications, limitations or restrictions of the series including, among other things, establishment and payment of dividends and dividend rights, establishment of collateral for such shares, redemption rights, conversion of such shares into shares of other classes or series of stock and voting rights; and

•	any other relative rights, powers, preferences, qualifications, restrictions and limitations of the series.

Before we issue any series of preferred stock, our board of directors will adopt resolutions creating and designating the series as a series of preferred stock. Stockholders will not need to approve these resolutions.

Terms Contained in Prospectus Supplement

A prospectus supplement will contain the dividend, liquidation, redemption and voting rights of a series of preferred stock. The prospectus supplement will describe the following terms of a series of preferred stock:

•	the designation and stated value per share of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the initial public offering price at which we will issue the preferred stock;

•	the dividend rate or method of calculation, the payment dates for dividends and the dates from which dividends will start to cumulate;

•	any redemption or sinking fund provisions;

•	any conversion or exchange rights;

•	whether the shares will be listed on any securities exchange; and

•	any additional voting, dividend, liquidation, redemption, sinking fund and other rights or restrictions.

No Preemptive Rights

The holders of preferred stock will have no preemptive rights to buy any additional shares of preferred stock. The preferred stock will be, when issued, fully paid and non-assessable. Neither the par value nor the liquidation preference can show you the price at which the preferred stock will actually trade on or after the date of issuance. The applicable prospectus supplement will describe some of the U.S. federal income tax consequences of the purchase and ownership of the series of preferred stock.

DESCRIPTION OF CAPITAL STOCK

The following briefly summarizes certain provisions of our certificate of incorporation and our bylaws that are important for you. Both documents are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you can obtain them as described above in “Where You Can Find More Information.”

Common Stock

We are authorized to issue up to 800,000,000 shares, par value $0.01 per share, of common stock. As of May 16, 2011, approximately 262 million shares of common stock were outstanding. Our common stock is listed on the New York Stock Exchange under the symbol “NYX.”

Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for payment, subject to the rights of holders, if any, of our preferred stock.

Each holder of our common stock is entitled to one vote per share. Subject to the rights, if any, of the holders of any series of preferred stock if and when issued and subject to applicable law, all voting rights are vested in the holders of shares of our common stock.

In the event of a voluntary or involuntary liquidation, dissolution or winding up of NYSE Euronext, the holders of our common stock will be entitled to share equally in any of the assets available for distribution after we have paid in full all of our debts and after the holders of all outstanding series of preferred stock, if any, have received their liquidation preferences in full.

All outstanding shares of common stock are, and any shares of common stock offered will, when issued, be, fully paid and non-assessable. Holders of shares of our common stock are not entitled to preemptive rights. Shares of our common stock are not convertible into shares of any other class of capital stock.

Ownership and Voting Limits on NYSE Euronext Capital Stock

Our certificate of incorporation places certain ownership and voting limits on the holders of its capital stock. Specifically, under our certificate of incorporation:

•

no person (either alone or together with its related persons (as defined below)) may beneficially own shares of our stock representing in the aggregate more than 20% of the total number of votes entitled to be cast on any matter; and

•

no person (either alone or together with its related persons) shall be entitled to vote or cause the voting of shares of our stock representing in the aggregate more than 10% of the total number of votes entitled to be cast on any matter, and no person (either alone or together with its related persons) may acquire the ability to vote more than 10% of the total number of votes entitled to be cast on any matter by virtue of agreements entered into by other persons not to vote shares of our outstanding capital stock.

The term “related persons” shall mean with respect to any person:

•	any “affiliate” (as such term is defined under Rule 12b-2 under the Exchange Act) of such person;

•

any other person(s) with which such first person has any agreement, arrangement or understanding (whether or not in writing) to act together for the purpose of acquiring, voting, holding or disposing of shares of our stock;

•

in the case of a person that is a company, corporation or similar entity, any executive officer (as defined under Rule 3b-7 under the Exchange Act) or director of such person and, in the case of a person that is a partnership or a limited liability company, any general partner, managing member or manager of such person, as applicable;

•

in the case of a person that is a “member organization” (as defined in the rules of NYSE, as such rules may be in effect from time to time), any “member” (as defined in the rules of NYSE, as such rules may be in effect from time to time) that is associated with such person (as determined using the definition of “person associated with a member” as defined under Section 3(a)(21) of the Exchange Act);

•

in the case of a person that is an OTP Firm (as defined in the rules of NYSE Arca, Inc., as such rules may be in effect from time to time), any OTP Holder (as defined in the rules of NYSE Arca, Inc., as such rules may be in effect from time to time) that is associated with such person (as determined using the definition of “person associated with a member” as defined under Section 3(a)(21) of the Exchange Act);

•

in the case of a person that is a natural person, any relative or spouse of such natural person, or any relative of such spouse who has the same home as such natural person or who is a director or officer of our company or any of its parents or subsidiaries;

•

in the case of a person that is an executive officer (as defined under Rule 3b-7 under the Exchange Act), or a director of a company, corporation or similar entity, such company, corporation or entity, as applicable;

•	in the case of a person that is a general partner, managing member or manager of a partnership or limited liability company, such partnership or limited liability company, as applicable;

•

in the case of a person that is a “member” (as defined in the rules of NYSE, as such rules may be in effect from time to time), the “member organization” (as defined in the rules of NYSE, as such rules may be in effect from time to time) with which such person is associated (as determined using the definition of “person associated with a member” as defined under Section 3(a)(21) of the Exchange Act); and

•

in the case of a person that is an OTP Holder, the OTP Firm with which such person is associated (as determined using the definition of “person associated with a member” as defined under Section 3(a)(21) of the Exchange Act).

In the event that a person, either alone or together with its related persons, beneficially owns shares of our stock representing more than 20% of the total number of votes entitled to be cast on any matter, such person and its related persons shall be obligated to sell promptly, and we shall be obligated to purchase promptly, at a price equal to the par value of such shares of stock and to the extent that funds are legally available for such purchase, that number of shares of our stock necessary so that such person, together with its related persons, shall beneficially own shares of our stock representing in the aggregate no more than 20% of the total number of votes entitled to be cast on any matter, after taking into account that such repurchased shares shall become treasury shares and shall no longer be deemed to be outstanding.

In the event that a person, either alone or together with its related persons, possesses more than 10% of the total number of votes entitled to be cast on any matter (including if it possesses this voting power by virtue of agreements entered into by other persons not to vote shares of our capital stock), then such person, either alone or together with its related persons, will not be entitled to vote or cause the voting of these shares of capital stock to the extent that such shares represent in the aggregate more than 10% of the total number of votes entitled to be cast on any matter, and we shall disregard any such votes purported to be cast in excess of this percentage.

The voting limitations do not apply to a solicitation of a revocable proxy by or on behalf of us or by any of our officers or directors acting on behalf of us or to a solicitation of a revocable proxy by a NYSE Euronext stockholder in accordance with Regulation 14A under the Exchange Act. This exception, however, does not apply to certain solicitations by a stockholder pursuant to Rule 14a-2(b)(2) under the Exchange Act, which permits a solicitation made otherwise than on behalf of us where the total number of persons solicited is not more than ten.

Our board of directors may waive the provisions regarding ownership and voting limits by a resolution expressly permitting this ownership or voting (which resolution must be filed with and approved by the SEC and all required European regulators prior to being effective), subject to a determination of the board that:

•	the acquisition of such shares and the exercise of such voting rights, as applicable, will not impair:

•	our ability or the ability of NYSE Group or the U.S. regulated subsidiaries of NYSE Group to discharge our or their respective responsibilities under the Exchange Act and the rules thereunder;

•	our ability or the ability of Euronext or the European market subsidiaries to discharge our or their respective responsibilities under European exchange regulations;

•	the ability of the SEC to enforce the Exchange Act; or

•	the ability of European regulators to enforce European exchange regulations;

•

the acquisition of such shares and the exercise of such voting rights, as applicable, is otherwise in the best interests of our company, our stockholders, our U.S. regulated subsidiaries and our European market subsidiaries;

•

neither the person obtaining the waiver nor any of its related persons is subject to any statutory disqualification (as defined in Section 3(a)(39) of the Exchange Act) if such person is seeking to obtain a waiver above the 20% level;

•

neither the person obtaining the waiver nor any of its related persons has been determined by a European regulator to be in violation of the laws or regulations adopted in accordance with the European Directive on Markets in Financial Instruments applicable to any European market subsidiary requiring such person to act fairly, honestly and professionally, if such person is seeking to obtain a waiver above the 20% level;

•

for so long as we directly or indirectly control NYSE Arca, Inc. or NYSE Arca Equities, Inc., or any facility of NYSE Arca, Inc., neither the person requesting the waiver nor any of its related persons is an ETP holder, an OTP Holder or an OTP Firm if such person is seeking to obtain a waiver above the 20% level; and

•

for so long as we directly or indirectly control NYSE or NYSE Market, neither the person requesting the waiver nor any of its related persons is a member or member organization of NYSE if such person is seeking to obtain a waiver above the 20% level.

In making these determinations, our board of directors may impose conditions and restrictions on the relevant stockholder or its related persons that it deems necessary, appropriate or desirable in furtherance of the objectives of the Exchange Act, the European exchange regulations and the governance of our company.

For purposes of these provisions, a “European market subsidiary” means a “market operator,” as defined by the European Directive on Markets in Financial Instruments, that is

•	owned by Euronext as of the effective time of the business combination transaction between NYSE Group and Euronext and continues to be owned by us; or

•

acquired by Euronext after the effective time of the business combination transaction between NYSE Group and Euronext (provided that in this case, the acquisition of the market operator shall have been approved by our board of directors and the jurisdiction in which such market operator operates is represented in the Euronext College of Regulators).

These provisions of our certificate of incorporation could delay or deter a change of control of our company, which could adversely affect the price of our common stock.

Our certificate of incorporation also provides that our board of directors has the right to require any person and its related persons that our board of directors reasonably believes to be subject to the voting or ownership restrictions summarized above, and any stockholder (including related persons) that at any time beneficially owns 5% or more of our outstanding capital stock, to provide to us, upon the board’s request, complete information as to all shares of our capital stock that such stockholder beneficially owns, as well as any other information relating to the applicability to such stockholder of the voting and ownership requirements outlined above.

Other Certificate of Incorporation and Bylaw Provisions

Our certificate of incorporation and bylaws include a number of anti-takeover provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our Board rather than pursue non-negotiated takeover attempts. These provisions include:

Board of Directors

Our bylaws provide that each director shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. At any meeting of the Board, a majority of the total number of the directors constitutes a quorum. Any vacancy on the Board shall be filled only by a majority vote of the remaining directors then in office, though less than a quorum, or by the sole remaining director (and not by stockholders, unless there shall be no remaining directors), upon the recommendation of the Nominating and Governance Committee of the Board.

No Action by Written Consent

Subject to the rights of the holders of any series of preferred stock, any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing by such stockholders.

Advance Notice Requirements

Our bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for elections as directors or new business to be brought before meetings of stockholders. These procedures provide that notice of stockholder proposals must be timely and given in writing to the Secretary of our company prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not fewer than 90 days and not more than 120 days prior to the meeting. The notice must contain the information required by the bylaws, including information regarding the proposal and the advocate of such proposal.

Special Meetings of Stockholders

Our certificate of incorporation and bylaws deny stockholders the right to call a special meeting of stockholders. Rather, our certificate of incorporation and bylaws provide that only the Board acting pursuant to a resolution, the Chairman of the Board, the Deputy Chairman of the Board, the Chief Executive Officer or the Deputy Chief Executive Officer may call special meetings of the stockholders.

Amendment of Bylaws and Certificate of Incorporation

Our certificate of incorporation requires the approval of not less than 80% of the votes entitled to be cast by holders of the capital stock to amend the provisions regarding common stock transfer restrictions, voting and ownership limitations, the ability of the Board to call and postpone stockholder meetings, the methodology for filling vacancies on the Board, the considerations of the Board in taking action and stockholder action. Our bylaws can be amended or repealed, and new bylaws may be adopted, by the Board or stockholders. Our bylaws require the approval of not less than two-thirds of the directors then in office or not less than 80% of the votes entitled to be cast by holders to adopt, amend or repeal provisions regarding the qualifications of, procedure for filling vacancies on, notice for special meetings by and considerations of the Board, the Nominating and Governance Committee and procedures for amending such bylaws. Our bylaws require the approval of not less than two-thirds of the directors then in office to adopt, amend or repeal provisions regarding the general powers of the Board.

Limitation of Liability and Indemnification Matters

Our certificate of incorporation provides that none of our directors will be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except in those cases in which liability is mandated by the Delaware General Corporation Law (“DGCL”). Our bylaws provide for indemnification, to the fullest extent permitted by law, of any person made or threatened to be made a party to any action, suit or proceeding by reason of the fact that such person is or was one of our directors or senior officers or, at our request, serves or served as a director, officer, employee or agent of any other enterprise, against all expenses, liabilities, losses and claims actually incurred or suffered by such person in connection with the action, suit or proceeding. Our bylaws also provide that we may provide to any one or more other persons rights of indemnification and rights to receive payment or reimbursement of expenses, including attorneys’ fees, in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A business combination includes a merger, asset sale or a transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns (or, in certain cases, within three years prior, did own) 15% or more of the corporation’s outstanding voting stock. Under Section 203, a business combination between us and an interested stockholder is prohibited during the relevant three-year period unless it satisfies one of the following conditions:

•

prior to the time the stockholder became an interested stockholder, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced (excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and officers); or

•

the business combination is approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66 2/3% of our outstanding voting stock that is not owned by the interested stockholder.

PLAN OF DISTRIBUTION

We may sell securities from time to time to purchasers directly, through broker-dealers acting as agents, dealers, or underwriters, or through a combination of any of those methods of sale.

The distribution of the securities may be made from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to these prevailing market prices or at negotiated prices.

The securities may be sold by us or by one or more of our subsidiaries that previously acquired the securities from us, from other of our subsidiaries, from third parties or in the open market. Any such subsidiary may be deemed to be an underwriter under the Securities Act.

Through Agents

We and the agents designated by us may solicit offers to purchase securities. Agents that participate in the distribution of securities may be deemed underwriters under the Securities Act. We will name any agent that will participate in the distribution of the securities, and any commission we will pay to it will be described in the prospectus supplement. Any agent will be acting on a “best efforts” basis for the period of its appointment, unless we indicate differently in the prospectus supplement.

To Dealers

The securities may be sold to a dealer as principal. The dealer may then resell the securities to the public at varying prices determined by it at the time of resale. The dealer may be deemed to be an underwriter under the Securities Act.

To Underwriters

The securities may also be sold to one or more underwriters and we will then execute an underwriting agreement with them at the time of sale. The names of the underwriters will be set forth in the prospectus supplement, which will be used by the underwriters to resell the securities.

Indemnification Arrangements

We may enter into indemnification agreements with underwriters, dealers, agents and other persons participating in the distribution of securities, who will then be entitled to indemnification by us against some civil liabilities. The indemnification covers liabilities under the Securities Act.

Delayed Delivery Arrangements

We may authorize underwriters, dealers or other persons acting as our agents to solicit offers from a number of institutions to purchase securities from us. We will indicate our intention to do this in the prospectus supplement. The contracts for these purchases will provide for payment and delivery on a future date or dates. These institutions include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others and must be approved by us. The obligations of purchasers under these contracts will be unconditional, except that:

•	at the time of delivery, the purchase of the securities shall not be prohibited under the laws of the jurisdiction of the purchaser, and

•	if the securities are also being sold to underwriters, we have to sell the securities not sold for delayed delivery to the underwriters.

The underwriters, dealers and other persons will not have any responsibility for the validity or performance of these contracts.

VALIDITY OF SECURITIES

Unless otherwise indicated in the prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York and for any underwriters, dealers or agents by Milbank, Tweed, Hadley & McCloy LLP, New York, New York. Milbank, Tweed, Hadley & McCloy LLP from time to time represents NYSE Euronext and its affiliates with matters unrelated to the offering of the securities.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to NYSE Euronext’s Current Report on Form 8-K filed on May 17, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution

The following is a statement of the expenses (all of which are estimated) to be incurred by NYSE Euronext in connection with the distribution of the securities being registered under this registration statement:

Amount to be paid
SEC registration fee	$(1)
Legal fees and expenses	*
Fees and expenses of trustee	*
Accounting fees and expenses	*
Printing fees	*
Blue Sky fees and expenses	*
Miscellaneous Expenses	*
Total	*

(1)	Deferred in reliance on Rule 456(b) and 457(r).
*	These expenses are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time. An estimate of these expenses will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

Pursuant to the Delaware General Corporation Law, a corporation may indemnify any person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a derivative action by or in the right of such corporation) who is or was a director, officer, employee or agent of such corporation, or serving at the request of such corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The Delaware General Corporation Law also permits indemnification by a corporation under similar circumstances for expenses (including attorneys’ fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action or suit, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation unless the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

To the extent a director, officer, employee or agent is successful in the defense of such an action, suit or proceeding, the corporation is required by the Delaware General Corporation Law to indemnify such person for actual and reasonable expenses incurred thereby. Expenses (including attorneys’ fees) incurred by such persons in defending any action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to be so indemnified.

The Delaware General Corporation Law provides that the indemnification described above shall not be deemed exclusive of other indemnification that may be granted by a corporation pursuant to its bylaws, disinterested directors’ vote, stockholders’ vote, and agreement or otherwise.

The Delaware General Corporation Law also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above.

The bylaws of NYSE Euronext require NYSE Euronext to indemnify and hold harmless any director, officer or employee of NYSE Euronext to the fullest extent permitted by Delaware law, against all expenses, liabilities and losses, including attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement, reasonably incurred by those persons in connection with any action, suit or proceeding in which they were, are, or have been threatened to be involved by virtue of their service as a director or officer of NYSE Euronext or their service at the request of NYSE Euronext as a director, officer, employee or agent of, or in any other capacity with respect to, another corporation or a partnership, joint venture, trust or other entity or enterprise, including service with respect to employee benefit plans. In general, NYSE Euronext indemnifies such a director or officer who initiates an action, suit or proceeding only if such action, suit or proceeding was authorized by the NYSE Euronext board of directors.

In addition, under our bylaws, NYSE Euronext is required to pay, in advance of the disposition of any action, suit or proceeding, any reasonable expenses incurred by such a director or officer subject (if required by the Delaware General Corporation Law) to such person agreeing to repay any such amounts if it is judicially determined that such person is not entitled to be indemnified for such expenses.

The foregoing statements are subject to the detailed provisions of Section 145 of the Delaware General Corporation Law and the full text of NYSE Euronext’s certificate of incorporation and bylaws, which have been filed with the SEC. See “Where You Can Find More Information.”

Item 16. Exhibits

(a) The following exhibits are filed herewith or incorporated herein by reference unless otherwise indicated:

Exhibit No.	Description

1.1	Form of Underwriting Agreement with respect to debt securities, preferred stock and common stock.(1)

3.1	Amended and Restated Certificate of Incorporation of NYSE Euronext (incorporated by reference to Exhibit 3.1 to NYSE Euronext’s registration statement on Form S-8 (File No. 333-141869) filed on April 4, 2007).

3.2	Amended and Restated Bylaws of NYSE Euronext (incorporated by reference to Exhibit 3.1 to NYSE Euronext’s Current Report on Form 8-K filed on March 18, 2011).

4.1	Senior Indenture between NYSE Euronext and Wilmington Trust Company, as Trustee, dated as of May 29, 2008 (incorporated by reference to Exhibit 4.1 to NYSE Euronext’s Current Report on Form 8-K filed on May 30, 2008).

4.2	Form of Subordinated Indenture between NYSE Euronext and Wilmington Trust Company, as Trustee (incorporated by reference to Exhibit 4.2 to NYSE Euronext’s Registration Statement on Form S-3 (File No. 333-150991) filed on May 16, 2008).

5.1	Opinion of Davis Polk & Wardwell LLP regarding legality of securities being registered.

12.1	Statement regarding computation of ratios of earnings to fixed charges.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1 above).

24.1	Power of Attorney (incorporated by reference to the signature page of NYSE Euronext’s Annual Report on Form 10-K filed on February 28, 2011).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Senior Indenture.(1)

25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Subordinated Indenture.(1)

(1)	To be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference therein.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 17, 2011.

NYSE EURONEXT

By:	/s/ DUNCAN L. NIEDERAUER
	Name:	Duncan L. Niederauer
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ DUNCAN L. NIEDERAUER	Chief Executive Officer and Director	May 17, 2011
Duncan L. Niederauer	(Principal Executive Officer)

Group Executive Vice President and
/s/ MICHAEL S. GELTZEILER	Chief Financial Officer	May 17, 2011
Michael S. Geltzeiler	(Principal Financial Officer)

Executive Vice President, Chief Accounting Officer and Corporate
/s/ STÉPHANE BIEHLER	Controller	May 17, 2011
Stéphane Biehler	(Principal Accounting Officer)

*	Director	May 17, 2011
Jan-Michiel Hessels	(Chairman)

*	Director	May 17, 2011
Marshall N. Carter	(Deputy Chairman)

/s/ DOMINIQUE CERUTTI	Director	May 17, 2011
Dominique Cerutti

*	Director	May 17, 2011
André Bergen

*	Director	May 17, 2011
Ellyn L. Brown

*	Director	May 17, 2011
Patricia M. Cloherty

*	Director	May 17, 2011
Sir George Cox

Signature	Title	Date

*	Director	May 17, 2011
Sylvain Hefes

*	Director	May 17, 2011
Duncan M. McFarland

*	Director	May 17, 2011
James J. McNulty

*	Director	May 17, 2011
Ricardo Salgado

*	Director	May 17, 2011
Robert G. Scott

*	Director	May 17, 2011
Jackson P. Tai

*	Director	May 17, 2011
Rijnhard van Tets

*	Director	May 17, 2011
Sir Brian Williamson

*	Pursuant to Power of Attorney

By: /s/ JOHN K. HALVEY
John K. Halvey
Attorney-in-Fact

Exhibit No.	Description

5.1	Opinion of Davis Polk & Wardwell LLP regarding legality of securities being registered.

12.1	Statement regarding computation of ratios of earnings to fixed charges.

23.1	Consent of PricewaterhouseCoopers LLP.